THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (“EFLIC”), a New York life insurance company, VanEck VIP Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”), VanEck Securities Corporation (the “Underwriter”), a Delaware corporation, and VanEck Associates Corporation (the “Adviser”), a Delaware corporation, entered into a certain participation agreement dated October 1, 2013 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of September 9, 2022, by and among EFLIC, on its own behalf and on behalf of each separate account of EFLIC, as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “EFLIC Accounts”), Equitable Financial Life Insurance Company of America (“Equitable America”), on its own behalf and on behalf of each separate account of Equitable America as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Equitable America Accounts”) (the EFLIC Accounts and Equitable America Accounts shall collectively be referred to as the “Accounts”), the Fund, the Underwriter and the Adviser (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Equitable America to the Agreement;

WHEREAS, the Parties wish to add Equitable America Separate Accounts to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, EFLIC, Equitable America, the Funds, the Underwriter and the Adviser hereby agree to supplement and amend the Participation Agreement as follows:

1.

Equitable America is hereby added as a Party to the Agreement with all of the same rights and obligations ofEFLIC thereunder. References to the “Company” in the Agreement are hereby amended to include both EFLIC and Equitable America, respectively, as appropriate; and

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

Equitable Financial Life Insurance Company, on behalf of itself and each EFLIC Account

By:
Print Name:	Kenneth T. Kozlowski
Title:	Chief Investment Officer
Date:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Equitable America Account

By:
Print Name:	Kenneth T. Kozlowski
Title:	Chief Investment Officer
Date:

The Fund:

VanEck VIP Trust

By:
Print Name:	Laura Hamilton
Title:	Vice President
Date:	August 9, 2022

The Underwriter:

Van Eck Securities Corporation

By:
Print Name:	Laura Hamilton
Title:	Assistant Vice President
Date:	August 9, 2022

The Adviser:

Van Eck Associates Corporation

By:
Print Name:	Laura Hamilton
Title:	Assistant Vice President
Date:	August 9, 2022

Schedule A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A (formerly AXA	All Contracts
Equitable Separate Account A)
Separate Account FP (formerly AXA	All Contracts
Equitable Separate Account FP)
Separate Account I (formerly AXA Equitable	All Contracts
Separate Account I)
Separate Account No. 45 (formerly AXA	All Contracts
Equitable Separate Account 45)
Separate Account No. 49 (formerly AXA	All Contracts
Equitable Separate Account 49)
Separate Account No. 65 (formerly AXA	All Contracts
Equitable Separate Account 65)
Separate Account No. 66 (formerly AXA	All Contracts
Equitable Separate Account 66)
Separate Account No. 70 (formerly AXA	All Contracts
Equitable Separate Account 70)
Separate Account No. 206 (formerly AXA	All Contracts
Equitable Separate Account 206)
Separate Account No. 301 (formerly AXA	All Contracts
Equitable Separate Account 301)

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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